Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 21, 2017, with respect to the consolidated financial statements of Angie’s List, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission and incorporated by reference in this Current Report on Form 8-K of ANGI Homeservices Inc.

/s/ Ernst & Young LLP

Indianapolis, Indiana

October 2, 2017